PROXY CARD

CSB BANCORP, INC.

6 West Jackson Street

Millersburg, Ohio 44654

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ronald E. Holtman, Samuel M. Steimel and John R. Waltman, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of CSB Bancorp, Inc. (“CSB”) which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said Company scheduled to be held on April 24, 2002 at 7:00 p.m. local time at 91 North Clay Street, Millersburg, Ohio 44654 or at any adjournments or recesses thereof.

Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held.  If any shareholder demands cumulative voting for the election of directors at the Meeting, this proxy gives the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote on each proposal.

1.

APPROVAL AND ADOPTION OF THE CSB BANCORP, INC. SHARE INCENTIVE PLAN

[ ]  FOR adoption and approval of the Plan

[ ]  AGAINST adoption and approval of the Plan

[ ]  WITHHOLD AUTHORITY

2.

ELECTION OF DIRECTORS

FOR:

[  ] Robert K. Baker

[  ] J. Thomas Lang

WITHHOLD AUTHORITY:

[  ] Robert K. Baker

[  ] J. Thomas Lang

3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the adoption and approval of the Plan and FOR election of Directors.

ALL FORMER PROXIES ARE HEREBY REVOKED.

_______________________________
(Signature of Shareholder)

______________________________
(Signature of Shareholder)

(Please sign exactly as your name appears hereon. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)

Dated: _______________, 2002